Morgan Stanley Invesment Management
Advised Funds*
Rule 10f-3 Transactions (Purchase of
SecuritiesbyPortfolioFrom an
 Underwriting Syndicate in which an
Affiliate is a Member) (1)
January 1, 2001 - April 30, 2001

                           PARTICIPATING  TRADE  PRICE
 AMOUNT         PURCHASE  AMOUNT
UNDERWRITING    PORTFOLIO(s)/FUND(s) DATE PER SHAR PURCHASED
 FROM          OFFER


Republic of Brazil   MS Emerging Markets Debt Fund, Inc. 98.895
3,200 Bear Stearns
                 MS  Global Opportunity Bond Fund, Inc.98.895
  300 Bear Stearn


Embraer Aircraft     MS Emerging Markets  Fund  6/12/01  38.90
 11,400 Merrill Lynch , CS First Bost14,837,376
                       MS Latin America Discovery     38.90
   21,800 Merrill Lynch , CS First Boston

Korea Telecom ADR                           6/27/01  20.200
67,900 UBS Warburg                  111,004,322


                       MS Emerging Markets Fund  20.200
87,700 UBS Warburg
                       MS Asia Pacific Fund   20.200
 48,500 UBS Warburg

                                                                                      204,100


Arab Republic of Egypt MS Emerging Markets
 Debt Fund6/29/01 99.881
  5,700,000 Merrill Lynch          1,000,000,000
                       MS Global Opportunity Bond Fund
  99.881
   500,000 Merrill Lynch

(1) All transactions were completed in accordance with Rule
 10f-3 and Board
 approved Rule 10f-3 procedures.
(2) All prices in U.S. Dollar unless otherwise noted
* Morgan Stanley Institutional Funds, Inc. ("MSIF")
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